Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the WY Funds, does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the WY Funds for the period ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the WY Funds for the stated period.

/s/ M. Brent Wertz	/s/ M. Brent Wertz
M. Brent Wertz Principal Executive Officer/President, WY Funds	M. Brent Wertz Principal Financial Officer/Treasurer, WY Funds
Dated: 8/30/2013

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by WY Funds for purposes of Section 18 of the Securities Exchange Act of 1934.